EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8319	Media Contact: Jeanne Norcross Director Corporate Communications (616) 878-2830

Spartan Stores to Webcast Fiscal 2003 Annual Shareholder Meeting

GRAND RAPIDS, MICHIGAN--July 30, 2003--Spartan Stores, Inc., (Nasdaq: SPTN) today announced that it will webcast its fiscal 2003 annual shareholder meeting. The annual meeting will take place on Wednesday, August 6, 2003 at 10:00 a.m. EDT and will be hosted by Craig Sturken, Spartan's President and Chief Executive Officer.

To listen to the annual meeting go to Spartan Stores' corporate website at www.spartanstores.com. Simply click on "Investor Information" and follow the links to the live webcast.

Grand Rapids, Michigan-based Spartan Stores, Inc., (NASDAQ:SPTN) is the nation's ninth largest grocery distributor with warehouse facilities in Grand Rapids and Plymouth, Michigan. The Company distributes more than 40,000 private-label and national brand products to 330 independent grocery stores in Michigan. Spartan Stores also owns and operates 55 retail supermarkets and 21 deep-discount drug stores in Michigan and Ohio, including Ashcraft's Markets, Family Fare Supermarkets, Glen's Markets, Great Day Food Centers, Prevo's Family Markets and The Pharm.